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                                  EXHIBIT 99.1





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A.H. BELO                                                           NEWS RELEASE
  CORPORATION


FOR IMMEDIATE RELEASE                 Contact:  Michael Perry or Harold Gaar
- ---------------------                           214/977-6622     214/977-7650
Wednesday, February 22, 1995
2:00 P.M. CST




                       BELO'S BOARD VOTES TO SPLIT STOCK
                       TWO-FOR-ONE AND INCREASE DIVIDEND


         DALLAS--A. H. Belo Corporation's Board of Directors today approved a two-for-one stock split in the form of a dividend on each outstanding share of Belo Series A and Series B Common Stock. The Board also voted to increase the cash dividend per share to 8 cents on a post-split basis. The record date for the split and the cash dividend is May 19, 1995, and the payment date is June 9, 1995.

         Belo owns The Dallas Morning News; DFW Suburban Newspapers, Inc., publisher of eight community newspapers; and DFW Printing Company, Inc.. Belo also owns and operates network-affiliated television stations WFAA-TV (ABC) in Dallas- Fort Worth; KHOU-TV (CBS) in Houston, Texas; KIRO-TV (CBS) in Seattle, Washington; KXTV (CBS) in Sacramento, California; WVEC-TV (ABC) in Hampton-Norfolk, Virginia; WWL-TV (CBS) in New Orleans, Louisiana; and KOTV
(CBS) in Tulsa, Oklahoma; as well as Belo Productions, Inc. (BPI); and is the majority partner in Maxam Entertainment. Shares of Belo Series A Common Stock are traded on the New York Stock Exchange under the symbol BLC.